 Exhibit 99.1

Pharma-Bio Serv Announces Results for the Year Ended
October 31, 2016

DORADO, PUERTO RICO / ACCESSWIRE / January 30, 2017 / Pharma-Bio Serv, Inc. (Pharma-Bio Serv or the Company) (OTCQB: PBSV), a compliance, project management and technology transfer support consulting firm, that provides services to the pharmaceutical, biotechnology, chemical, medical device, cosmetic, food and allied products industries, today announced net revenues for the year ended October 31, 2016 were $19.5 million, a decrease of approximately $3.8 million, or 16%, when compared to last year.

The revenue decrease is mainly attributable to a decline of $2.9 million in the Puerto Rico consulting market, of which $1.3 million is attributable to projects in Latin America which were managed from Puerto Rico, plus $1.2 million and $0.3 million decrease in the United States and Europe consulting markets, respectively, partially offset by a gain in the Puerto Rico Lab and project revenue from the Brazil consulting market of approximately $0.4 million and $0.2 million, respectively. Other Company divisions sustained minor revenue gains/losses or remained constant, when compared to last year.

For the year ended October 31, 2016, the Company reported a net loss of approximately $0.3 million, a decrease in earnings of $1.9 million when compared to the same period last year. The variance is mainly attributable to the decline in revenue, continued investment on business development and operational support expenses, recorded other than temporary impairment on available for sale securities, the recording of the early lease cancellation fee for our Pennsylvania office facilities, and the effect of the effective income tax rates (including Puerto Rico favorable tax grants) over income before tax.

"Throughout 2016 we have continued our strategic re-alignment and investment in resources and infrastructure designed to achieve profitability on our non-performing operations, over the long term. We have focused on consulting business development in existing and new markets, expansion of our Puerto Rico Lab facilities, development of a new Lab facility in Spain and enhancing our Calibrations division facility in Puerto Rico," said Victor Sanchez, CEO of Pharma-Bio Serv. “Our investment in our consulting team, new markets and services, Lab facilities and equipment during fiscal year 2016 provides a stronger foundation upon which sustainable growth for the Company can be realized in future years," he added.

About Pharma-Bio Serv, Inc.

Pharma-Bio Serv is a compliance, project management and technology transfer support consulting firm, headquartered in Puerto Rico, with operations in the U.S., Ireland and Spain. Pharma-Bio Serv's core business is FDA and other international regulatory compliance agency related services, with integrated portfolio services including microbiological and chemical testing services for clients in the Pharmaceutical, Biotechnology, Chemical, Medical Device, Cosmetic, Food and Allied Products industries. The Company's services also include "Pharma Serv Academy," a division that provides technical and regulatory standards seminars/training conducted by industry experts. The Company's global team includes leading engineering and life science professionals, quality assurance managers and directors.

Forward Looking Statements

This news release contains "forward-looking statements" within the meaning of the U.S. federal securities laws, which statements may include information regarding the plans, intentions, expectations, future financial performance, or future operating performance of Pharma-Bio Serv. Forward-looking statements are based on the expectations, estimates, or projections of management as of the date of this news release. Although Pharma-Bio Serv's management believes these expectations, estimates, or projections to be reasonable as of the date of this news release, forward-looking statements are inherently subject to significant business risks, economic and competitive uncertainties, or other contingencies, which could cause its actual results or performance to differ materially from what may be expressed or implied in the forward-looking statements. There can be no assurance that the processes being undertaken by Pharma-Bio Serv will result in growth through business development or mergers and acquisitions. Important factors that could cause Pharma-Bio Serv's actual results or performance to differ materially from the forward-looking statements include those set forth in the "Risk Factors" section of Pharma-Bio Serv's Annual Report on Form 10-K for the year ended October 31, 2015, and in its other filings with the Securities and Exchange Commission, which filings are available on www.sec.gov. Pharma-Bio Serv disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

Investor Relations Contact:

Scott Gordon
President
CorProminence LLC
scottg@corprominence.com
631 703 4900